SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1 dated May 8, 2003

to Form 8-A filed on May 1, 2003

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

UnumProvident Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	62-1598430 (I.R.S. Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address and Zip Code of Principal Executive Offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-43808, 333-100953

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered 8.25% Adjustable Conversion-Rate Equity Security Units	Name of each exchange on which each class is to be registered New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:

None

(Title of class)

The undersigned registrant hereby amends the Form 8-A originally filed on May 1, 2003 (the “Form 8-A”) relating to the creation of 8.25% Adjustable Conversion-Rate Equity Security Units of UnumProvident Corporation (the “Registrant”) to read in its entirety as set forth herein.

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The class of securities to be registered are 8.25% Adjustable Conversion-Rate Equity Security Units (the “Units”) of the Registrant. For a description of the Units, reference is made to the Registration Statement on Form S-3, as filed with the Securities and Exchange Commission (the “Commission”) on November 1, 2002 (File No. 333-100953), and as amended by Amendment No. 1 thereto, as filed with the Commission on November 22, 2002, and Amendment No. 2 thereto, as filed with the Commission on April 9, 2003 (the “Registration Statement”) and the Prospectus Supplement, dated May 1, 2003, which specifically describes the Units and supplements the Prospectus dated April 9, 2003 that is included in and forms a part of the Registration Statement, which Prospectus Supplement and Prospectus were filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Such description is incorporated herein by reference.

The Registrant’s class of Common Stock which underlies the purchase contracts, which purchase contracts constitute an element of the Units, has already been registered under Section 12(b) of the Securities Exchange Act of 1934, as amended.

ITEM 2. EXHIBITS

The following exhibits to this Registration Statement on Form 8-A/A have been filed as exhibits to the Form 8-K filed by the Registrant on May 8, 2003 and are hereby incorporated herein by reference.

4.1	Indenture for Senior Debt Securities, between the Registrant and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3, as filed with the Commission on November 1, 2002 (File No. 333-100953)).
4.2	Fourth Supplemental Indenture, dated as of May 7, 2003, between the Registrant and JPMorgan Chase Bank, as Trustee (incorporated by reference from Exhibit 4.1 of Registrant’s Current Report on Form 8-K filed with the Commission on May 8, 2003).
4.3	Purchase Contract Agreement, dated as of May 7, 2003, between JPMorgan Chase Bank, as Purchase Contract Agent, and the Registrant (incorporated by reference from Exhibit 4.2 of Registrant’s Current Report on Form 8-K filed with the Commission on May 8, 2003).
4.4	Pledge Agreement, dated as of May 7, 2003, among JPMorgan Chase Bank, as Purchase Contract Agent, BNY Midwest Trust Company, as Collateral Agent, Custodial Agent and Securities Intermediary, and the Registrant (incorporated by reference from Exhibit 4.3 of Registrant’s Current Report on Form 8-K filed with the Commission on May 8, 2003).
4.5	Form of Normal Unit Certificate (included in Exhibit 4.3).
4.6	Form of Stripped Unit Certificate (included in Exhibit 4.3).
4.7	Form of Senior Note (included in Exhibit 4.2).

2

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UnumProvident Corporation (Registrant)

Date: May 8, 2003	By:	/s/ SUSAN N. ROTH
	Name: Title:	Susan N. Roth Vice President, Corporate Secretary and Assistant General Counsel

3